Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 17, 2010, except for Note 3 which is as of January 14, 2011, relating to the financial statements and financial statement schedule of Kayak Software Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, CT

February 10, 2011